UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2015 (July 30, 2015)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2015, Net1 Applied Technologies South Africa Proprietary Limited (“Net1SA”), a directly wholly-owned subsidiary of Net 1 UEPS Technologies, Inc. (the “Company”), and certain of Net1SA’s wholly-owned subsidiaries (collectively the “Borrowers”), signed a Second Addendum to the Facility Letter (as amended) (the “Second Addendum”) with Nedbank Limited, a South African bank (“Nedbank”), to reduce the overdraft facility component of the Company’s available aggregate facility with Nedbank from up to ZAR 200 million to up to ZAR 50 million, effective July 30, 2015. The aggregate amount of the facility will remain up to ZAR 400 million; however, the terms of the facility have been modified so that the aggregate amount now consists of (i) a primary amount of up to ZAR 200 million, which is immediately available, and (ii) a secondary amount of up to ZAR 200 million, which is not immediately available. The overdraft facility is included within the primary amount.

The material terms and conditions of the Second Addendum are more fully discussed in Item 2.03 below.

On July 30, 2015, the USD/ZAR exchange rate was $1.00/ZAR 12.54.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Second Addendum reduces the overdraft facility component of the available aggregate facility from ZAR 250 million to ZAR 50 million. There were no changes to the indirect and derivative facilities of up to ZAR 150 million, including letters of guarantee, letters of credit and forward exchange contracts.

In addition, the aggregate amount of the facility now includes a Secondary Amount of ZAR 200 million, which is not immediately available to the Borrowers. Utilization of the Secondary Amount is subject to certain conditions, including (i) written notice from the Borrowers notifying Nedbank of their intention to utilize the Secondary Amount, (ii) providing customary documents and confirmations to Nedbank, (iii) fulfilling additional conditions imposed by Nedbank, (iv) confirming the interest rate and (v) final and unconditional approval by Nedbank evidenced by the execution of an addendum to the Facility Agreement by the Borrowers and Nedbank.

The foregoing description of the Second Addendum does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Addendum, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Second Addendum to Facility Letter between Nedbank Limited and Net1 Applied Technologies South Africa Limited and certain of its subsidiaries, dated July 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: July 31, 2015	By:	/s/ Serge C.P. Belamant
Serge C.P. Belamant
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Addendum to Facility Letter between Nedbank Limited and Net1 Applied Technologies South Africa Limited and certain of its subsidiaries, dated July 30, 2015